Exhibit 99.2

Consolidated Report to the Financial Community
First Quarter 2015

(Released May 1, 2015)          (Unaudited)

HIGHLIGHTS
GAAP earnings for the first quarter of 2015 were $0.53 per basic share, compared with first quarter 2014 earnings of $0.50 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.62 per basic share for the first quarter of 2015, compared with first quarter 2014 Operating (non-GAAP) earnings of $0.39 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
1Q 2014 Net Income (Loss) - GAAP	$214	$51	$(38)	$(19)	$208

1Q 2014 Basic EPS* (avg. shares outstanding 419)	$0.51	$0.12	$(0.09)	$(0.04)	$0.50
Special Items - 2014	0.02	—	(0.13)	—	(0.11)
1Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.53	$0.12	$(0.22)	$(0.04)	$0.39
Distribution Revenues	0.01	—	—	—	0.01
Transmission Revenues	—	0.09	—	—	0.09
CES Commodity Margin	—	—	0.24	—	0.24
O&M Expenses	—	—	0.01	—	0.01
Depreciation	(0.01)	(0.01)	(0.01)	—	(0.03)
Pension/OPEB	(0.01)	—	—	—	(0.01)
General Taxes	—	(0.01)	0.02	—	0.01
Interest Expense	—	(0.02)	—	—	(0.02)
Effective Income Tax Rate	—	—	—	(0.08)	(0.08)
Other	—	—	0.01	—	0.01
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings*	$0.52	$0.17	$0.05	$(0.12)	$0.62
Special Items - 2015	(0.02)	—	(0.07)	—	(0.09)
1Q 2015 Basic EPS* (avg. shares outstanding 421)	$0.50	$0.17	$(0.02)	$(0.12)	$0.53

1Q 2015 Net Income (Loss) - GAAP	$208	$72	$(9)	$(49)	$222

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average basic shares outstanding for the period.

*Operating earnings excludes special items as described below, and is a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income (loss) on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2015 and 2014 GAAP to Operating earnings reconciliations can be found on pages 18-23 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    1

Special Items - The following special items were recognized during the first quarter of 2015 and 2014:

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 1Q 2015	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Trust securities impairment	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.01	—	0.01
Special Items - 2015	$0.02	$—	$0.07	$—	$0.09

			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
Special Items - 1Q 2014	Distribution	Transmission	Services	Other	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Plant deactivation costs	—	—	0.05	—	0.05
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	(0.18)	—	(0.18)
Loss on debt redemptions	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.03)	—	(0.03)
Special Items - 2014	$0.02	$—	$(0.13)	$—	$(0.11)

2015 Earnings Guidance
Operating (non-GAAP) earnings guidance for 2015, excluding special items, is reaffirmed at $2.40 - $2.70 per basic share. Operating (non-GAAP) earnings guidance for the second quarter of 2015, excluding special items, is $0.42 - $0.50 per basic share.

	Estimate for Year 2015					Q2 of 2015
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2015F Net Income (Loss) - GAAP	$705 - $775	$265 - $280	$120 - $160	$(175)	$915 - $1,040	$155 - $190

2015F Basic EPS (avg. shares outstanding 422)	$1.67 - $1.83	$0.63 - $0.67	$0.29 - $0.39	$(0.42)	$2.17 - $2.47	$0.37 - $0.45
Excluding Special Items:
Regulatory charges	0.07	—	—	—	0.07	0.02
Trust securities impairment	—	—	0.01	—	0.01	—
Plant deactivation costs	—	—	0.02	—	0.02	—
Merger accounting - commodity contracts	—	—	0.07	—	0.07	0.02
Non-core asset sales/impairments	—	—	0.02	—	0.02	—
Retail repositioning charges	—	—	0.04	—	0.04	0.01
Total Special Items	0.07	—	0.16	—	0.23	0.05

2015F Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 422)	$1.74 - $1.90	$0.63 - $0.67	$0.45 - $0.55	$(0.42)	$2.40 - $2.70	$0.42 - $0.50

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Consolidated Report to the Financial Community - 1st Quarter 2015                    2

1Q 2015 Results vs 1Q 2014 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the first quarter of 2015 were $208 million, or $0.50 per basic share, compared with first quarter 2014 earnings of $214 million, or $0.51 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.52 per basic share for the first quarter of 2015, compared with first quarter 2014 Operating (non-GAAP) earnings of $0.53 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2014 Net Income - GAAP	$214

1Q 2014 Basic EPS (avg. shares outstanding 419M)	$0.51
Special Items - 2014	0.02
1Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.53
Distribution Revenues	0.01
Depreciation	(0.01)
Pension/OPEB	(0.01)
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.52
Special Items - 2015	(0.02)
1Q 2015 Basic EPS (avg. shares outstanding 421M)	$0.50

1Q 2015 Net Income - GAAP	$208

1Q 2015 vs 1Q 2014 Earnings Drivers, Excluding Special Items

•
Distribution Revenues - Total distribution revenues increased earnings $0.01 per share, as a result of higher rates on the Ohio Delivery Capital Recovery rider, and the impact of higher shared savings from exceeding energy efficiency mandates in Ohio. Total electric distribution deliveries increased 139,000 megawatt-hours (MWH), or 0.3%. Residential sales were flat, while sales to commercial customers increased 104,000 MWH, or 0.9%. Distribution deliveries to residential and commercial customers reflect increased weather-related usage from heating-degree-days that were 2% above the same period last year and 21% above normal, with the residential class offset by lower average customer usage resulting from increasing energy efficiency mandates. Sales to industrial customers increased 40,000 MWH, or 0.3%.

•	Depreciation - Higher depreciation expense reduced earnings $0.01 per share, due to a higher asset base.

•	Pension/OPEB - Higher pension/OPEB expense reduced earnings $0.01 per share, primarily due to lower amortization of OPEB prior service credits.

.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    3

Regulated Transmission

Regulated Transmission - GAAP and Operating (non-GAAP) earnings for the first quarter of 2015 were $72 million, or $0.17 per basic share, compared with first quarter 2014 GAAP and Operating (non-GAAP) earnings of $51 million, or $0.12 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2014 Net Income - GAAP	$51

1Q 2014 Basic EPS (avg. shares outstanding 419M)	$0.12
Special Items - 2014	—
1Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.12
Transmission Revenues	0.09
Depreciation	(0.01)
General Taxes	(0.01)
Interest Expense	(0.02)
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.17
Special Items - 2015	—
1Q 2015 Basic EPS (avg. shares outstanding 421M)	$0.17

1Q 2015 Net Income - GAAP	$72

1Q 2015 vs 1Q 2014 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings $0.09 per share, primarily due to revenue requirement increases reflecting incremental cost of service at both American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo), and rate base recovery at ATSI associated with its "forward looking" rate structure beginning January 2015, that is subject to review and refund.

•
Depreciation and General Taxes - Higher depreciation and general tax expense decreased earnings $0.02 per share, due to a higher asset base primarily at ATSI. These expenses are recovered through ATSI's "forward looking" rate.

•
Interest Expense - Higher interest expense decreased earnings $0.02 per share, primarily due to increased long-term debt at FirstEnergy Transmission, LLC (FET) issued in May 2014 and ATSI in September 2014.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    4

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the first quarter of 2015 were ($9) million, or ($0.02) per basic share, compared with first quarter 2014 losses of ($38) million, or ($0.09) per basic share. Operating (non-GAAP) earnings, excluding special items, for the first quarter of 2015 were $0.05 per basic share, compared with first quarter 2014 Operating (non-GAAP) losses of ($0.22) per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2014 Net Loss - GAAP	$(38)

1Q 2014 Basic EPS (avg. shares outstanding 419M)	$(0.09)
Special Items - 2014	(0.13)
1Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.22)
CES Commodity Margin	0.24
O&M Expenses	0.01
Depreciation	(0.01)
General Taxes	0.02
Other	0.01
1Q 2015 Basic EPS - Operating (Non-GAAP) Earnings	$0.05
Special Items - 2015	(0.07)
1Q 2015 Basic EPS (avg. shares outstanding 421M)	$(0.02)

1Q 2015 Net Loss - GAAP	$(9)

1Q 2015 vs 1Q 2014 Earnings Drivers, Excluding Special Items
CES commodity margin increased earnings $0.24 per share, primarily from the absence of the extreme market conditions and unplanned outages in January 2014 resulting in higher costs to serve customers. In addition, higher capacity revenues increased commodity margin as a result of higher capacity auction prices. Subsequent to the first quarter of 2014, CES began to reduce its exposure to weather-sensitive loads and more effectively hedge its generation. As a result of that change in strategy, CES was able to successfully mitigate the extreme weather conditions that occurred in February 2015 by more effectively using its generation to supply higher customer usage as compared to the first quarter of 2014 when CES purchased power at higher prices to supply increased customer usage.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    5

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 1Q15 vs 1Q14	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.03	$(0.45)	$(0.42)
- Governmental Aggregation Sales	0.05	(0.10)	(0.05)
- Mass Market Sales	—	(0.07)	(0.07)
- POLR Sales	0.01	—	0.01
- Structured Sales	0.09	(0.03)	0.06
Subtotal - Contract Sales	$0.18	$(0.65)	$(0.47)
(b) PJM Capacity, FRR Auction Revenues	0.10	(0.01)	0.09
(c) Fuel Expense	0.01	0.09	0.10
(d) Purchased Power (net of financials)	0.01	0.58	0.59
(e) Capacity Expense	(0.14)	0.04	(0.10)
(f) Net MISO - PJM Transmission Cost	(0.06)	0.09	0.03
Net Change	$0.10	$0.14	$0.24

(a)
Contract Sales - CES' contract sales decreased 7.7 million MWH, or 27%, and reduced earnings $0.47 per share. Lower contract sales reflect CES' efforts to reposition its sales portfolio to more effectively hedge its generation. CES has eliminated sales efforts in certain channels to focus on a selective mix of retail and wholesale sales. Direct sales to large and medium commercial / industrial customers decreased 5.6 million MWH, or 44%. Governmental aggregation sales decreased 1.2 million MWH, or 20%, due to lower sales in Illinois and Ohio, along with lower structured sales of 0.3 million MWH. As of March 31, 2015, the total number of retail customers was 2.0 million, a decrease of approximately 750,000 customers since March 31, 2014.

CES Contract Sales - 1Q15 vs 1Q14
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(5,592)	(1,171)	(691)	(5)	(256)	(7,715)

(b) PJM Capacity Revenues (Base Residual (BRA) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings $0.09 per share, primarily resulting from higher capacity prices in the RTO and ATSI zones.

Planning Period	RTO	ATSI	MAAC
Price Per Megawatt-Day	BRA	BRA	BRA
June 2013 - May 2014	$27.73	$27.73	$226.15
June 2014 - May 2015	$125.99	$125.99	$136.50

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Consolidated Report to the Financial Community - 1st Quarter 2015                    6

(c)
Fuel Expense - Lower fuel expenses increased earnings $0.10 per share primarily due to decreased generation output. Fossil generation output decreased 3.0 million MWH, due to lower economic dispatch of units, while higher capacity factors at the nuclear plants in the first quarter of 2015 resulted in a 1.1 million MWH increase in output.

(d) Purchased Power (net of financials) - Lower contract sales, partially offset by lower economic dispatch of fossil units, resulted in a decrease of 6.8 million MWH and increased earnings $0.59 per share.
(e) Capacity Expense - Increased capacity expense associated with contract sales decreased earnings $0.10 per share, primarily due to higher capacity prices in the ATSI and RTO zones, partially offset by lower contract sales.
(f) Net MISO-PJM Transmission Cost - Lower transmission expenses increased earnings $0.03 per share primarily due to lower contract sales and lower PJM ancillary charges from the absence of extreme market conditions experienced during January 2014, net of associated pass-through revenues recognized in the first quarter of 2014.

•	O&M Expenses - Lower O&M expenses increased earnings $0.01 per share, primarily due to lower retail and marketing related expenses.

•	Depreciation - Higher depreciation expense decreased earnings $0.01 per share, due to an increased asset base primarily resulting from in-servicing Davis-Besse steam generators in May 2014.

•	General Taxes - Lower general taxes increased earnings $0.02 per share, as a result of lower retail sales and lower property taxes.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    7

Corporate / Other

Corporate / Other - GAAP and Operating (non-GAAP) losses for the first quarter of 2015 were ($49) million, or ($0.12) per basic share, compared with GAAP and Operating (non-GAAP) losses for the first quarter 2014 of ($19) million, or ($0.04) per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
1Q 2014 Net Loss - GAAP	$(19)

1Q 2014 Basic EPS (avg. shares outstanding 419M)	$(0.04)
Special Items - 2014	—
1Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.04)
Effective Income Tax Rate	(0.08)
1Q 2015 Basic EPS - Operating (Non-GAAP) Losses	$(0.12)
Special Items - 2015	—
1Q 2015 Basic EPS (avg. shares outstanding 421M)	$(0.12)

1Q 2015 Net Loss - GAAP	$(49)

1Q 2015 vs 1Q 2014 Earnings Drivers, Excluding Special Items

•
Effective Income Tax Rate - A higher consolidated effective income tax rate in the first quarter of 2015 compared to the first quarter of 2014 (38.8% vs 30.3%) decreased earnings $0.08 per share, primarily from tax benefits recognized in the first quarter of 2014 associated with the elimination of certain future tax liabilities associated with basis differences resulting, in part, from changes in state tax allocation factors.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez	Gina E. Caskey
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239	(330) 384-3841

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Consolidated Report to the Financial Community - 1st Quarter 2015                    8

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions)

		Three Months Ended March 31,
		2015	2014	Change
	Revenues
(1)	Regulated distribution	$2,562	$2,550	$12
(2)	Regulated transmission	238	182	56
(3)	Competitive energy services	1,435	1,771	(336)
(4)	Corporate / Other	(338)	(321)	(17)
(5)	Total Revenues	3,897	4,182	(285)

	Expenses
(6)	Fuel	513	617	(104)
(7)	Purchased power	1,113	1,455	(342)
(8)	Other operating expenses	1,057	1,182	(125)
(9)	Provision for depreciation	319	294	25
(10)	Amortization (deferral) of regulatory assets, net	32	(28)	60
(11)	General taxes	269	271	(2)
(12)	Total Expenses	3,303	3,791	(488)
(13)	Operating Income	594	391	203

	Other Income (Expense)
(14)	Loss on debt redemptions	—	(7)	7
(15)	Investment income	17	22	(5)
(16)	Interest expense	(279)	(265)	(14)
(17)	Capitalized financing costs	34	29	5
(18)	Total Other Expense	(228)	(221)	(7)

(19)	Income From Continuing Operations Before Income Taxes	366	170	196
(20)	Income taxes	144	48	96
(21)	Income From Continuing Operations	222	122	100
(22)	Discontinued operations (net of income taxes)	—	86	(86)
(23)	Net Income	$222	$208	$14

(24)	Earnings Per Share of Common Stock
(25)	Basic - Continuing Operations	$0.53	$0.29	$0.24
(26)	Basic - Discontinued Operations	—	0.21	(0.21)
(27)	Basic - Net Earnings per Basic Share	$0.53	$0.50	$0.03

(28)	Diluted - Continuing Operations	$0.53	$0.29	$0.24
(29)	Diluted - Discontinued Operations	—	0.20	(0.20)
(30)	Diluted - Net Earnings per Diluted Share	$0.53	$0.49	$0.04

(31)	Weighted Average Number of
(32)	Common Shares Outstanding
(33)	Basic	421	419	2
(34)	Diluted	423	420	3

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Consolidated Report to the Financial Community - 1st Quarter 2015                    9

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2015

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,517	$238	$1,125	$(45)	$3,835
(2)	Other	45	—	50	(33)	62
(3)	Internal	—	—	260	(260)	—
(4)	Total Revenues	2,562	238	1,435	(338)	3,897

	Expenses
(5)	Fuel	146	—	367	—	513
(6)	Purchased power	975	—	398	(260)	1,113
(7)	Other operating expenses	597	35	519	(94)	1,057
(8)	Provision for depreciation	172	37	96	14	319
(9)	Amortization (deferral) of regulatory assets, net	29	3	—	—	32
(10)	General taxes	190	24	41	14	269
(11)	Total Expenses	2,109	99	1,421	(326)	3,303
(12)	Operating Income (Loss)	453	139	14	(12)	594

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	—	—	—
(14)	Investment income	13	—	11	(7)	17
(15)	Interest expense	(144)	(39)	(48)	(48)	(279)
(16)	Capitalized financing costs	8	14	10	2	34
(17)	Total Other Expense	(123)	(25)	(27)	(53)	(228)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	330	114	(13)	(65)	366
(19)	Income taxes (benefits)	122	42	(4)	(16)	144
(20)	Income (Loss) From Continuing Operations	208	72	(9)	(49)	222
(21)	Discontinued operations (net of income taxes)	—	—	—	—	—
(22)	Net Income (Loss)	$208	$72	$(9)	$(49)	$222

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2014

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,501	$182	$1,474	$(56)	$4,101
(2)	Other	49	—	48	(16)	81
(3)	Internal	—	—	249	(249)	—
(4)	Total Revenues	2,550	182	1,771	(321)	4,182

	Expenses
(5)	Fuel	153	—	464	—	617
(6)	Purchased power	981	—	723	(249)	1,455
(7)	Other operating expenses	627	34	609	(88)	1,182
(8)	Provision for depreciation	162	30	91	11	294
(9)	Amortization (deferral) of regulatory assets, net	(31)	3	—	—	(28)
(10)	General taxes	187	17	54	13	271
(11)	Total Expenses	2,079	84	1,941	(313)	3,791
(12)	Operating Income (Loss)	471	98	(170)	(8)	391

	Other Income (Expense)
(13)	Loss on debt redemption	—	—	(7)	—	(7)
(14)	Investment income	15	—	14	(7)	22
(15)	Interest expense	(151)	(25)	(46)	(43)	(265)
(16)	Capitalized financing costs	4	8	12	5	29
(17)	Total Other Expense	(132)	(17)	(27)	(45)	(221)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	339	81	(197)	(53)	170
(19)	Income taxes (benefits)	125	30	(73)	(34)	48
(20)	Income (Loss) From Continuing Operations	214	51	(124)	(19)	122
(21)	Discontinued operations (net of income taxes)	—	—	86	—	86
(22)	Net Income (Loss)	$214	$51	$(38)	$(19)	$208

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Three Months of 2015 and the First Three Months of 2014 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$16	$56	$(349)	$11	$(266)
(2)	Other	(4)	—	2	(17)	(19)
(3)	Internal revenues	—	—	11	(11)	—
(4)	Total Revenues	12	56	(336)	(17)	(285)

	Expenses
(5)	Fuel	(7)	—	(97)	—	(104)
(6)	Purchased power	(6)	—	(325)	(11)	(342)
(7)	Other operating expenses	(30)	1	(90)	(6)	(125)
(8)	Provision for depreciation	10	7	5	3	25
(9)	Amortization (deferral) of regulatory assets, net	60	—	—	—	60
(10)	General taxes	3	7	(13)	1	(2)
(11)	Total Expenses	30	15	(520)	(13)	(488)
(12)	Operating Income (Loss)	(18)	41	184	(4)	203

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	7	—	7
(14)	Investment income	(2)	—	(3)	—	(5)
(15)	Interest expense	7	(14)	(2)	(5)	(14)
(16)	Capitalized financing costs	4	6	(2)	(3)	5
(17)	Total Other Expense	9	(8)	—	(8)	(7)

(18)	Income (Loss) From Continuing Operations Before Income Taxes (Benefits)	(9)	33	184	(12)	196
(19)	Income taxes (benefits)	(3)	12	69	18	96
(20)	Income (Loss) From Continuing Operations	(6)	21	115	(30)	100
(21)	Discontinued operations (net of income taxes)	—	—	(86)	—	(86)
(22)	Net Income (Loss)	$(6)	$21	$29	$(30)	$14

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support and other businesses that are below the quantifiable threshold for separate disclosure as a reportable segment and interest expense on stand-alone holding company debt and corporate income taxes. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    12

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Mar. 31, 2015	Dec. 31, 2014
Current Assets:
Cash and cash equivalents	$90	$85
Receivables	1,876	1,779
Other	2,045	2,012
Total Current Assets	4,011	3,876

Property, Plant and Equipment	36,117	35,783
Investments	3,258	3,222
Deferred Charges and Other Assets	9,135	9,285
Total Assets	$52,521	$52,166

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$787	$804
Short-term borrowings	2,559	1,799
Accounts payable	1,102	1,279
Other	1,814	1,679
Total Current Liabilities	6,262	5,561

Capitalization:
Total equity	12,350	12,422
Long-term debt and other long-term obligations	19,130	19,176
Total Capitalization	31,480	31,598
Noncurrent Liabilities	14,779	15,007
Total Liabilities and Capitalization	$52,521	$52,166

General Information
	Three Months Ended March 31,
	2015	2014
Debt redemptions	$(48)	$(489)
New long-term debt issues	$—	$1,467
Short-term borrowings increase (decrease)	$760	$(319)
Property additions	$668	$821

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of March 31		As of December 31
	2015	% Total	2014	% Total
Total Equity (GAAP)	$12,350	35%	$12,422	36%
Non-cash Charges / Non-cash Write Downs*	1,930	5%	1,935	5%
Accumulated Other Comprehensive Income	(230)	(1)%	(246)	(1)%
Adjusted Equity (Non-GAAP)**	14,050	39%	14,111	40%

Long-term Debt and Other Long-term Obligations (GAAP)	19,130	54%	19,176	55%
Currently Payable Long-term Debt (GAAP)	787	2%	804	2%
Short-term Borrowings (GAAP)	2,559	7%	1,799	5%
Reimbursement Obligations	54	—%	54	—%
Guarantees of Indebtedness	482	1%	487	1%
Less Securitization Debt	(974)	(3)%	(1,005)	(3)%
Adjusted Debt (Non-GAAP)**	22,038	61%	21,315	60%

Adjusted Capitalization (Non-GAAP)**	$36,088	100%	$35,426	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pensions and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges through March 31, 2015, as required by the FE Credit Facility, as amended.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand FirstEnergy's compliance with, and provide a basis for understanding FirstEnergy's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant under the FE Credit Facility requires FirstEnergy to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    13

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

	Condensed Consolidated Statements of Cash Flows (GAAP)
		Three Months Ended
		March 31
		2015	2014
	Cash flows from operating activities
	Net income	$222	$208
	Adjustments to reconcile net income to net cash from operating activities:
	Depreciation and amortization (1)	415	323
	Deferred purchased power and other costs	(31)	(34)
	Deferred income taxes and investment tax credits, net	127	181
	Deferred costs on sale leaseback transaction, net	12	13
	Retirement benefits	(4)	(20)
	Pension trust contributions	(143)	—
	Commodity derivative transactions, net	2	(17)
	Loss on debt redemptions	—	7
	Income from discontinued operations	—	(86)
	Changes in working capital and other	(407)	(667)
	Cash flows provided from (used for) operating activities	193	(92)
	Cash flows provided from financing activities	560	498
	Cash flows used for investing activities	(748)	(515)
	Net change in cash and cash equivalents	$5	$(109)

(1)	Includes Amortization of Regulatory Assets, net, nuclear fuel, customer intangibles, deferred advertising costs and other assets.

Liquidity position as of March 31, 2015

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,269
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,177
FET(2)	Revolving	March 2019	1,000	950
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$3,396
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	48
		Total:	$6,000	$3,444

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    14

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended March 31,
(MWH in thousand)		2015	2014	Change

Ohio	- Residential	5,095	5,227	-2.5%
	- Commercial	3,905	3,911	-0.2%
	- Industrial	5,186	5,258	-1.4%
	- Other	85	82	3.7%
	Total Ohio	14,271	14,478	-1.4%
Pennsylvania	- Residential	5,987	5,863	2.1%
	- Commercial	3,435	3,317	3.6%
	- Industrial	5,135	5,132	0.1%
	- Other	30	30	0.0%
	Total Pennsylvania	14,587	14,342	1.7%
New Jersey	- Residential	2,450	2,424	1.1%
	- Commercial	2,278	2,297	-0.8%
	- Industrial	553	581	-4.8%
	- Other	21	21	0.0%
	Total New Jersey	5,302	5,323	-0.4%
Maryland	- Residential	1,139	1,105	3.1%
	- Commercial	555	530	4.7%
	- Industrial	364	350	4.0%
	- Other	4	4	0.0%
	Total Maryland	2,062	1,989	3.7%
West Virginia	- Residential	1,891	1,951	-3.1%
	- Commercial	959	973	-1.4%
	- Industrial	1,502	1,379	8.9%
	- Other	7	7	0.0%
	Total West Virginia	4,359	4,310	1.1%
Total Residential		16,562	16,570	0.0%
Total Commercial		11,132	11,028	0.9%
Total Industrial		12,740	12,700	0.3%
Total Other		147	144	2.1%

Total Distribution Deliveries		40,581	40,442	0.3%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    15

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended March 31,
	2015	2014	Normal
Composite Heating-Degree-Days	3,362	3,310	2,777
Composite Cooling-Degree-Days	—	—	2

Shopping Statistics (Based on MWH)	Three Months Ended March 31,
	2015	2014

OE	77%	78%
Penn	56%	65%
CEI	82%	85%
TE	74%	77%
JCP&L	50%	53%
Met-Ed	63%	66%
Penelec	68%	69%
PE(1)	42%	41%
WP	59%	61%
(1) Represents Maryland only.

Competitive Operating Statistics (1)	Three Months Ended March 31,
	2015	2014
Generation Capacity Factors:
Nuclear	91%	78%
Fossil - Baseload	63%	84%
Fossil - Load Following	48%	67%

Generation Fuel Rate:
Nuclear	$7.22	$8.31
Fossil	$28	$29
Total Fleet	$18	$21

Generation Output Mix:
Nuclear	47%	36%
Fossil - Baseload	39%	47%
Fossil - Load Following	7%	9%
Peaking/CT/Hydro	7%	8%

(1) Excludes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    16

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended March 31,
Contract Sales	2015	2014	Change
POLR
- OH	1,372	1,358	14
- PA	2,610	2,625	(15)
- MD	840	844	(4)
Total POLR	4,822	4,827	(5)

Structured Sales
- Bilaterals	2,309	1,964	345
- Muni/Co-op	780	1,381	(601)
Total Structured Sales	3,089	3,345	(256)

Direct - LCI
- OH	3,308	6,730	(3,422)
- PA	1,984	3,221	(1,237)
- NJ	303	337	(34)
- MI	622	756	(134)
- IL	320	607	(287)
- MD	81	182	(101)
Total Direct - LCI	6,618	11,833	(5,215)

Direct - MCI
- OH	350	568	(218)
- PA	248	385	(137)
- IL	26	52	(26)
- NJ	6	2	4
- MD	1	1	—
Total Direct - MCI	631	1,008	(377)

Aggregation
- OH	4,133	4,337	(204)
- IL	460	1,432	(972)
- NJ	5	—	5
Total Aggregation	4,598	5,769	(1,171)
Mass Market
- OH	331	593	(262)
- PA	1,053	1,445	(392)
- IL	21	41	(20)
- MD	28	47	(19)
- NJ	2	—	2
Total Mass Market	1,435	2,126	(691)

Total Contract Sales	21,193	28,908	(7,715)

Wholesale Sales
- Spot	63	11	52
Total Wholesale Sales	63	11	52

Purchased Power
- Bilaterals	606	706	(100)
- Spot	3,661	10,327	(6,666)
Total Purchased Power	4,267	11,033	(6,766)

Generation Output
- Fossil	9,146	12,154	(3,008)
- Nuclear	7,952	6,827	1,125
- RMR / Deactivated Units (1)	671	429	242
Total Generation Output	17,769	19,410	(1,641)

(1) Includes RMR and units deactivated in April 2015

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    17

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2015				Three Months Ended March 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$3,897	$1	(a)	$3,898	$4,182	$1	(a)	$4,183

	Expenses
(2)	Fuel	513	(22)	(b,c)	491	617	(34)	(b,c)	583
(3)	Purchased power	1,113	—		1,113	1,455	—		1,455
(4)	Other operating expenses	1,057	(24)	(a,d,g)	1,033	1,182	(3)	(a,b,c,d)	1,179
(5)	Provision for depreciation	319	—		319	294	—		294
(6)	Amortization (deferral) of regulatory assets, net	32	(1)	(a)	31	(28)	(1)	(a)	(29)
(7)	General taxes	269	—		269	271	(1)	(b)	270
(8)	Total Expenses	3,303	(47)		3,256	3,791	(39)		3,752
(9)	Operating Income	594	48		642	391	40		431

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	(7)	7	(h)	—
(11)	Investment income	17	11	(e,f)	28	22	4	(e,f)	26
(12)	Interest expense	(279)	—		(279)	(265)	—		(265)
(13)	Capitalized financing costs	34	—		34	29	—		29
(14)	Total Other Expense	(228)	11		(217)	(221)	11		(210)

(15)	Income From Continuing Operations Before Income Taxes	366	59		425	170	51		221
(16)	Income taxes	144	21		165	48	19		67
(17)	Income From Continuing Operations	222	38		260	122	32		154
(18)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(19)	Net Income	$222	$38		$260	$208	$(46)		$162

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 23 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.02 per share), $1 million included in Revenues; ($14) million included in "Other operating expenses"; ($1) million included in "Amortization (deferral) of regulatory assets, net". 2014 ($0.02 per share), $1 million included in Revenues; ($10) million included in "Other operating expenses"; ($1) million included in "Amortization (deferral) of regulatory assets, net".

(b)
Plant deactivation costs: 2015 ($0.02 per share), ($11) million included in "Fuel". 2014 ($0.05 per share), ($23) million included in "Fuel"; ($11) million included in "Other operating expenses"; ($1) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2015 ($0.02 per share), ($11) million included in "Fuel". 2014 ($0.02 per share), ($11) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2015, ($2) million in "Other operating expenses. 2014 (($0.03) per share), $17 million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.01 per share), $4 million included in "Investment income". 2014 (($0.18) per share), $2 million included in "Investment income"; ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.01 per share), $7 million included in "Investment income". 2014, $2 million included in "Investment income".
(g)	Retail repositioning charges: 2015 ($0.01 per share), ($8) million included in "Other operating expenses".
(h)	Loss on debt redemptions: 2014 ($0.01 per share), $7 million included in "Loss on debt redemptions".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the first three months of 2015 and 419 million shares in the first three months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    18

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2015				Three Months Ended March 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$2,562	$1	(a)	$2,563	$2,550	$1	(a)	$2,551

	Expenses
(2)	Fuel	146	—		146	153	—		153
(3)	Purchased power	975	—		975	981	—		981
(4)	Other operating expenses	597	(13)	(a)	584	627	(10)	(a)	617
(5)	Provision for depreciation	172	—		172	162	—		162
(6)	Amortization (deferral) of regulatory assets, net	29	(1)	(a)	28	(31)	(1)	(a)	(32)
(7)	General taxes	190	—		190	187	—		187
(8)	Total Expenses	2,109	(14)		2,095	2,079	(11)		2,068
(9)	Operating Income	453	15		468	471	12		483

	Other Income (Expense)
(10)	Loss on debt redemption	—	—		—	—	—		—
(11)	Investment income	13	1	(b)	14	15	—		15
(12)	Interest expense	(144)	—		(144)	(151)	—		(151)
(13)	Capitalized financing costs	8	—		8	4	—		4
(14)	Total Other Expense	(123)	1		(122)	(132)	—		(132)

(15)	Income From Continuing Operations Before Income Taxes	330	16		346	339	12		351
(16)	Income taxes	122	6		128	125	4		129
(17)	Income From Continuing Operations	208	10		218	214	8		222
(18)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(19)	Net Income	$208	$10		$218	$214	$8		$222

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 23 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Regulatory charges: 2015 ($0.02 per share), $1 million included in Revenues; ($13) million included in "Other operating expenses"; and ($1) million included in "Amortization (deferral) of regulatory assets, net". 2014 ($0.02 per share), $1 million included in Revenues; ($10) million included in "Other operating expenses" and ($1) million included in "Amortization (deferral) of regulatory assets, net".

(b)	Trust securities impairment: 2015 $1 million included in "Investment income".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the first three months of 2015 and 419 million shares in the first three months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    19

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2015			Three Months Ended March 31, 2014

		GAAP	Special Items	Operating -Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$238	$—	$238	$182	$—	$182

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	35	—	35	34	—	34
(5)	Provision for depreciation	37	—	37	30	—	30
(6)	Amortization (deferral) of regulatory assets, net	3	—	3	3	—	3
(7)	General taxes	24	—	24	17	—	17
(8)	Total Expenses	99	—	99	84	—	84
(9)	Operating Income	139	—	139	98	—	98

	Other Income (Expense)
(10)	Loss on debt redemption	—	—	—	—	—	—
(11)	Investment income	—	—	—	—	—	—
(12)	Interest expense	(39)	—	(39)	(25)	—	(25)
(13)	Capitalized financing costs	14	—	14	8	—	8
(14)	Total Other Expense	(25)	—	(25)	(17)	—	(17)

(15)	Income From Continuing Operations Before Income Taxes	114	—	114	81	—	81
(16)	Income taxes	42	—	42	30	—	30
(17)	Income From Continuing Operations	72	—	72	51	—	51
(18)	Discontinued operations (net of income taxes)	—	—	—	—	—	—
(19)	Net Income	$72	$—	$72	$51	$—	$51

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 23 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    20

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2015				Three Months Ended March 31, 2014

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating - Non-GAAP
(1)	Revenues	$1,435	$—		1,435	$1,771	$—		$1,771

	Expenses
(2)	Fuel	367	(22)	(b,c)	345	464	(34)	(b,c)	430
(3)	Purchased power	398	—		398	723	—		723
(4)	Other operating expenses	519	(11)	(a,d,h)	508	609	7	(b,c,d)	616
(5)	Provision for depreciation	96	—		96	91	—		91
(6)	Amortization (deferral) of regulatory assets, net	—	—		—	—	—		—
(7)	General taxes	41	—		41	54	(1)	(b)	53
(8)	Total Expenses	1,421	(33)		1,388	1,941	(28)		1,913
(9)	Operating Income (Loss)	14	33		47	(170)	28		(142)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—		—	(7)	7	(g)	—
(11)	Investment income	11	10	(e,f)	21	14	4	(e,f)	18
(12)	Interest expense	(48)	—		(48)	(46)	—		(46)
(13)	Capitalized financing costs	10	—		10	12	—		12
(14)	Total Other Expense	(27)	10		(17)	(27)	11		(16)

(15)	Income (Loss) From Continuing Operations Before Income Tax Benefits	(13)	43		30	(197)	39		(158)
(16)	Income tax benefits	(4)	15		11	(73)	15		(58)
(17)	Income (Loss) From Continuing Operations	(9)	28		19	(124)	24		(100)
(18)	Discontinued operations (net of income taxes)	—	—		—	86	(78)	(e)	8
(19)	Net Income (Loss)	$(9)	$28		$19	$(38)	$(54)		$(92)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 23 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2015, ($1) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2015 ($0.02 per share), ($11) million included in "Fuel". 2014 ($0.05 per share), ($23) million included in "Fuel"; ($11) million included in "Other operating expenses"; ($1) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2015 ($0.02 per share), ($11) million included in "Fuel". 2014 ($0.02 per share), ($11) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2015, ($2) million included in "Other operating expenses". 2014, (($0.03) per share), $17 million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2015 ($0.01 per share), $4 million included in "Investment income". 2014 (($0.18) per share), $2 million included in "Investment income " and ($78) million included in "Discontinued operations (net of income taxes)".

(f)	Trust securities impairment: 2015 ($0.01 per share), $6 million included in "Investment income". 2014, $2 million included in "Investment income".
(g)	Loss on debt redemptions: 2014 ($0.01 per share), $7 million included in "Loss on debt redemptions".
(h)	Retail repositioning charges: 2015 ($0.01 per share), ($8) million included in "Other operating expenses".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 421 million shares in the first three months of 2015 and 419 million shares in the first three months of 2014.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2015                    21

FirstEnergy Corp.
Corporate / Other
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2015			Three Months Ended March 31, 2014

		GAAP	Special Items	Operating - Non-GAAP	GAAP	Special Items	Operating - Non-GAAP
(1)	Revenues	$(338)	$—	$(338)	$(321)	$—	$(321)

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	(260)	—	(260)	(249)	—	(249)
(4)	Other operating expenses	(94)	—	(94)	(88)	—	(88)
(5)	Provision for depreciation	14	—	14	11	—	11
(6)	Amortization of regulatory assets, net	—	—	—	—	—	—
(7)	General taxes	14	—	14	13	—	13
(8)	Total Expenses	(326)	—	(326)	(313)	—	(313)
(9)	Operating Loss	(12)	—	(12)	(8)	—	(8)

	Other Income (Expense)
(10)	Loss on debt redemptions	—	—	—	—	—	—
(11)	Investment loss	(7)	—	(7)	(7)	—	(7)
(12)	Interest expense	(48)	—	(48)	(43)	—	(43)
(13)	Capitalized financing costs	2	—	2	5	—	5
(14)	Total Other Expense	(53)	—	(53)	(45)	—	(45)

(15)	Loss From Continuing Operations Before Income Taxes	(65)	—	(65)	(53)	—	(53)
(16)	Income tax benefits	(16)	—	(16)	(34)	—	(34)
(17)	Loss From Continuing Operations	(49)	—	(49)	(19)	—	(19)
(18)	Discontinued operations (net of income taxes)	—	—	—	—	—	—
(19)	Net Loss	$(49)	$—	$(49)	$(19)	$—	$(19)

The above GAAP to Non-GAAP Reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 23 for GAAP to Operating (non-GAAP) EPS Reconciliation.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    22

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended March 31, 2015			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2015 Net Income (Loss) - GAAP	$208	$72	$(9)	$(49)	$222

2015 Basic EPS (avg. shares outstanding 421)	$0.50	$0.17	$(0.02)	$(0.12)	$0.53
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Trust securities impairment	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.02	—	0.02
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Retail repositioning charges	—	—	0.01	—	0.01
Total Special Items	$0.02	$—	$0.07	$—	$0.09
Basic EPS - Operating (Non-GAAP)	$0.52	$0.17	$0.05	$(0.12)	$0.62

Three Months Ended March 31, 2014			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2014 Net Income (Loss) - GAAP	$214	$51	$(38)	$(19)	$208

2014 Basic EPS (avg. shares outstanding 419)	$0.51	$0.12	$(0.09)	$(0.04)	$0.50
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Plant deactivation costs	—	—	0.05	—	0.05
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	(0.18)	—	(0.18)
Loss on debt redemptions	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.03)	—	(0.03)
Total Special Items	$0.02	$—	$(0.13)	$—	$(0.11)
Basic EPS - Operating (Non-GAAP)	$0.53	$0.12	$(0.22)	$(0.04)	$0.39

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Consolidated Report to the Financial Community - 1st Quarter 2015                    23

Recent Developments

Financial Matters
Dividend
On March 17, 2015, the Board of Directors of FirstEnergy declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock. The dividend is payable June 1, 2015, to shareholders of record as of May 7, 2015.

Board of Directors
On March 17, 2015, FirstEnergy announced that Dr. Jerry Sue Thornton, 68, was elected to the company's Board of Directors. Thornton is the former president of Cuyahoga Community College (TRI-C) in Cleveland, Ohio, and currently serves as president emeritus of TRI-C as well as chief executive officer of Dream Catcher Educational Consulting, which provides coaching and professional development for newly selected college and university presidents.
Catherine A. Rein and Wes M. Taylor will retire from the Board on May 19, 2015.
As previously announced, Anthony J. Alexander, executive chairman, will conclude his service to the company. Effective May 1, 2015, Mr. Alexander will step down from the Board and George M. Smart, currently the company's lead independent director, will return to his prior role as chairman of the Board. These changes will bring the size of FirstEnergy's Board to 13 members.

Operational Matters
Samuel L. Belcher Elected President and Chief Nuclear Officer of FirstEnergy Nuclear Operating Company (FENOC)
On March 3, 2015, Samuel L. Belcher, previously senior vice president and chief operating officer of FENOC, was elected as its president and chief nuclear officer. In his new position, Belcher provides overall guidance and strategy to the FENOC nuclear fleet and interface with industry leadership to drive high standards and best practices that enhance U.S. nuclear industry performance. A 23-year nuclear veteran, Belcher joined FENOC in December 2012 from Constellation Energy Nuclear Group, where he was senior vice president, Site Operations.
In a related move, Paul Harden, FENOC senior vice president of Fleet Engineering, was elected senior vice president and chief operating officer. Harden, who reports to Belcher, provides day-to-day leadership focused on safe and reliable performance of FENOC's fleet nuclear support groups and four nuclear units.

Perry Nuclear Power Plant Refueling Outage
On April 24, 2015, the 1,268-MW Perry Nuclear Power Plant returned to service following a scheduled refueling, maintenance and transformer replacement outage that began on March 9, 2015. While the unit was offline, 280 of the 748 fuel assemblies were replaced, and numerous safety inspections were conducted on the unit's reactor vessel, turbine and electrical generator.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    24

Beaver Valley Unit 1 Refueling Outage
On April 25, 2015, the 939-MW Beaver Valley Unit 1 began a scheduled refueling and maintenance outage. While the unit is offline, 61 of the 157 fuel assemblies will be replaced and numerous safety inspections will be conducted. In addition, preventative maintenance to ensure continued safe and reliable operations will be performed on major components including the plant’s three steam generators as well as various pumps, valves and the cooling tower.

Regulatory Matters

PJM Capacity Performance Proposal and Energy Market Reform
On December 12, 2014, PJM Interconnection, L.L.C. (PJM) submitted for Federal Energy Regulatory Commission (FERC) authorization important reforms to the PJM Reliability Pricing Model and related rules in the PJM Open Access Transmission Tariff (PJM Tariff) and related agreements to better ensure that committed capacity resources will be available and perform when called upon to meet the reliability needs of the PJM Region. PJM requested that these proposed revisions become effective on April 1, 2015.
On March 31, 2015, FERC Staff issued a letter to PJM indicating that PJM’s Capacity Performance proposal is deficient and requested that PJM respond to Staff questions concerning key aspects of the proposal by April 30, 2015. On April 10, 2015, PJM submitted its response to the deficiency letter, outlining further changes to the Capacity Performance proposal to address FERC Staff’s concerns. FERC's order on the Capacity Performance proposal remains pending.
Separately, on April 7, 2015, PJM filed with FERC a request for waiver of the PJM Tariff to delay the 2015 BRA from May, 2015 to as late as the week of August 10-14, 2015 to permit FERC to rule on Capacity Performance and related energy market reforms. On April 24, 2015, FERC issued an order granting the waiver.

FERC Order No. 745 - Demand Response
On January 14, 2015, PJM filed proposed PJM Tariff revisions describing PJM’s proposal to transition demand response (DR) from a supply side resource to a load (demand) side resource in the PJM capacity market under various scenarios. The proposal represented PJM's response to the D.C. Circuit Court's May 23, 2014, opinion finding that FERC does not have jurisdiction to regulate DR in the wholesale energy market. PJM requested an effective date for the proposed changes of April 1, 2015. On March 31, 2015, FERC issued an order rejecting PJM’s proposed amendments as premature.

Powering Ohio’s Progress
On March 23, 2015, the attorney examiner modified the procedural schedule for the Electric Security Plan IV that had originally been set on February 4, 2015, in order to provide parties sufficient time to conduct additional discovery and to evaluate and offer supplemental testimony addressing the PUCO's AEP Ohio Electric Security Plan Order issued on February 25, 2015. Evidentiary hearings are scheduled to begin on June 15, 2015.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    25

Pennsylvania Rate Settlements
On April 9, 2015, the Pennsylvania Public Utility Commission (PAPUC) approved distribution rate plans for FirstEnergy's Pennsylvania utilities (Pennsylvania Electric Company (Penelec), Pennsylvania Power Company (Penn Power), West Penn Power Company (West Penn), and Metropolitan Edison Company (Met-Ed)). The PAPUC adopted the Administrative Law Judges’ recommended decisions that approved settlements providing for an increase in annual distribution revenues of $292.8 million ($90.8 million for Penelec, $15.9 million for Penn Power, $96.8 million for West Penn, and $89.3 million for Met-Ed). The settlements will result in $87.7 million of additional annual operating expenses, including costs associated with service reliability enhancements to the distribution system; amortization of deferred storm costs and the remaining net book value of legacy meters; assistance for providing service to low-income customers; and the creation of a storm reserve for each utility. The new rates will be effective May 3, 2015.

New Jersey Rate Case
On March 26, 2015, the New Jersey Board of Public Utilities (NJBPU) entered a final Order in Jersey Central Power & Light Company's (JCP&L) base rate case proceeding, directing an annual revenue reduction of approximately $115 million, including recovery of 2011 storm costs. The NJBPU largely approved the ALJ's initial decision with the following adjustments: (i) a decrease in annual base rate revenues of $5.36 million associated with the NJBPU's modified Consolidated Tax Adjustment (CTA) policy that was approved in the Generic CTA proceeding; and (ii) lower carrying charges on the unamortized balance of 2011 storm costs, which resulted in a decrease in annual base rate revenues of approximately $2 million. On the same day, the NJBPU entered a final Order in a generic proceeding established to review JCP&L's major storm events of 2011 and 2012 and approved recovery of 2012 storm costs of $580 million, which resulted in an increase in annual revenues of approximately $81 million, including recovery of certain amounts through base rates and a separate rider to recover the deferred operation and maintenance costs over six years, subject to a carrying charge of 2.52%. The overall result of these final Orders is a reduction in JCP&L annual rate revenues of approximately $34 million, effective April 1, 2015. The NJBPU also directed JCP&L to complete certain studies, including a study related to reliability.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    26

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, pending transmission rate case and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow initiative project and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 1st Quarter 2015                    27